POWER OF ATTORNEY

     Know all by these presents, that the undersigned (the “Reporting Person”), hereby constitutes and appoints Joseph M. Paolucci, Marc Hauser and James Winslow, signing singly, as the Reporting Person’s true and lawful attorneys-in-fact to:

     1. execute for and on behalf of the Reporting Person, in the Reporting Person’s capacity as an officer and/or director of Home Products International, Inc. (the “Company”), any and all reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, any Forms 3, 4 and 5;

     2. do and perform and any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

     The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).

     This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to reports under Section 16 with respect to the Reporting Person’s holdings of an transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed this 8th day of December, 2004.

Signature:	/s/ Mark Weber

Printed Name:	Mark Weber